THE SECURITY  REPRESENTED HEREBY WAS ORIGINALLY ISSUED
            ON SEPTEMBER 24, 1997 AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS SECURITY CANNOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THIS SECURITY IS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE ISSUER IS FURNISHED WITH AN ACCEPTABLE OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                       12% SUBORDINATED PROMISSORY NOTE


September 24, 1997                                                $600,000


      HALSTEAD ENERGY CORP., a Nevada corporation (the "Company"), hereby promises to pay to the order of Infinity Investors Limited ("Payee") the principal amount of $600,000, together with interest thereon calculated from the date hereof in accordance with the provisions of this 12% Subordinated Promissory Note (this "Note").

      By  accepting   this  Note,   Payee  agrees  that  this  Note  shall  be
subordinated to Senior Debt of the Company (as defined in paragraph 3 hereto) upon the terms set forth in paragraph 3.

      1. Payment of Interest. Interest will accrue from the date hereof at the rate of twelve percent (12%) per annum on the unpaid principal amount of this Note outstanding from time to time (calculated on the basis of a 360 day year consisting of 12 30-day months). Interest shall be compounded quarterly from the date hereof through and including September 24, 1999 and thereafter shall be computed on the basis of simple interest. Subject to paragraph 3 hereof, the Company will pay to the Payee all accrued interest commencing on September 30, 1999, and thereafter quarterly in arrears beginning after September 30 1999. Any accrued interest which for any reason has not theretofore been paid will be paid in full on the date on which the final principal payment on this Note is paid.

      2.    Payment of Principal of Note.

            (a) Scheduled Payments. Subject to paragraph 3 hereof, the Company will repay in full the principal amount of this Note and any accrued and unpaid interest thereon on September 24, 2002.

            (b) Optional Prepayment. Subject to paragraph 3 hereof, the Company may at any time prepay, without premium or penalty, all or any portion of the outstanding principal amount of this Note, together with interest accrued on such prepaid amount to the date of payment. A prepayment of less than all of the outstanding principal amount of this Note will be applied against the Company's obligation to make the repayment of principal at maturity.

            (c)   Mandatory  Prepayment.  Subject to  paragraph 3 hereof,  the
Company shall (i), if it enters into a Senior Debt financing facility after the date hereof which, after giving effect to the refinancing of any indebtedness of the Company which is required to be repaid by the terms of the relevant documents or such new holder, results in or makes available to the Company proceeds (the "New Money") in excess of $4,250,000, prepay, without premium or penalty, the outstanding amount hereunder and (ii) within thirty (30) days after the delivery of audited financial statements of the Company for each fiscal year after the fiscal year ended August 31, 1997 prepay, without premium or penalty, an amount equal to fifty percent (50%) of the Company's Excess Cash Flow (as defined below), but in no event more that the then principal balance of this Note and any accrued interest hereon. For purposes of this Note, "Excess Cash Flow" shall mean, with respect to each of the Company's fiscal years after the fiscal year ended August 31, 1997, (i) the Company's after tax net income (excluding any extraordinary items) for such fiscal period, plus (ii) the sum of the Company's amortization and depreciation expenses used in the calculation of consolidated after tax net income for such fiscal period, minus (iii) capital expenditures made during such fiscal period, minus (iv) any required payments of Senior Debt, minus $100,000; provided however, that the definition of Excess Cash Flow shall be subject to amendment or modification at the reasonable request of any lender or other financial institution (a "Senior Lender") which commits, after the date hereof, to advance to the Company New Money in excess of $1,500,000 but less than $4,250,000; provided, however, that no such amendment or modification shall result in a greater than 35% decrease in the amount that would otherwise be deemed Excess Cash Flow or lengthen the one-year period referred to in Section 3(c)(ii) hereof.

            (d) Notice of Prepayment. The Company will give written notice of its election to prepay this Note to the Payee in person or by registered or certified mail, return receipt requested, at least 10 days prior to the date of prepayment. On the date of prepayment specified in the Company's notice, the Company will pay to the Payee, by wire transfer of immediately available funds, the entire outstanding principal amount being prepaid, together with all accrued interest thereon through the date of prepayment.

      3. Subordination. The Company's payment of this Note shall be subject to the following restrictions:

            (a) Anything in this Note to the contrary notwithstanding, the obligations of the Company in respect of the principal of and interest on this Note shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the Company's Senior Debt. For purposes of this Agreement, the "Senior Debt" shall mean (i) the maximum principal amount of the secured indebtedness which any financial institution or other lender is committed, from time to time, to make or has made available to the Company pursuant to its loan agreement(s) with the Company (its "Loan Agreement"), (ii) all interest, commitment fees, collection fees and audit, servicing and other fees and expenses which may from time to time be due under its Loan Agreement accrued to the date of payment, regardless of whether proceedings for collection of the same or other proceedings under Title 11 of the United States Code have been commenced, (iii) all reimbursements and other fees and obligations of the Company to the bank under the Loan Agreement and (iv) any deferrals, renewals, extensions or refundings of the Senior Debt and any indebtedness which refinances the Senior Debt. For purposes of this Section 3 and Section 5 hereof, the term "Company" shall mean the Company and its subsidiaries.

            (b) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization, arrangement, readjustment, composition or other similar proceedings in connection therewith, relative to the Company, or to its creditors, as such, or to its property, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of the Company, whether or not involving insolvency or bankruptcy, or in the event of any assignment by the Company for the benefit of creditors or in the event of any other marshaling of the assets of the Company (collectively referred to as an "Insolvency Event"), subject to clauses (i) and (ii) of subparagraph 3(e) hereof, the holders of the Senior Debt shall be entitled to receive payment in full of all Senior Debt (including interest thereon accruing after the commencement of any such proceedings) before the Payee is entitled to receive any payment on account of principal, interest or other amounts due upon this Note, and to that end the holders of Senior Debt shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of this Note.

            (c) After the occurrence and during the continuance of any payment or financial covenant default with respect to the Senior Debt which gives the holder of such Senior Debt the right to accelerate the maturity of its Senior Debt, including any default which may arise after giving effect to any payment made or to be made hereunder, no payment of principal or interest will be made on this Note and the holder of this Note will take no action to recover any such amounts until the earlier of (i) the date such default has been remedied or the Senior Debt shall have been discharged or (ii) six months from the occurrence of such default; provided, however, that at the request of a Senior Lender for New Money, the period set forth in clause (ii) shall be extended to a period of a maximum of one year.

            (d) Each holder of Senior Debt may at any time, in their discretion, renew or extend the time of payment of Senior Debt so held or exercise any of their rights under the Senior Debt including, without limitation, the waiver of defaults thereunder, the release, foreclosure or any other transactions with respect to collateral, and the amendment of any of the terms or provisions thereof (or any notice evidencing or creating the same), all without notice to or assent from the Payee. No compromise, alteration, amendment, renewal or other change of, or waiver, consent or other action in respect of any liability or obligation under or in respect of, any terms, covenants or conditions of the Senior Debt (or any instrument evidencing or creating the same), whether or not such release is in accordance with the provisions of the Senior Debt (or any instrument evidencing or creating the same), shall in any way alter or affect any of the subordination provisions of this Note.

            (e) If, notwithstanding the provisions of this paragraph 3, any payment or distribution of any character (whether in cash, securities or other property) or any security shall be received by the Payee in contravention of this paragraph 3, and before all the Senior Debt shall have been paid in full, such payment, distribution or security shall be held in trust for the benefit of, and shall be immediately paid over or delivered or transferred to, the holders of the Senior Debt, or their duly appointed agents, for application of the payment of all Senior Debt remaining unpaid, until all of the Senior Debt shall have been paid in full, or such payment has been provided for; provided:
          (i) no delivery will be made of stock or obligations which are issued by the Company or any corporation succeeding to the Company or acquiring its property and assets, pursuant to reorganization proceedings or dissolution or liquidation proceedings or upon any merger, consolidation, sale, lease, transfer or other disposal, if such stock or obligations are subordinate and junior at least to the extent provided hereunder to the payment of Senior Debt to the extent then outstanding and to the payment of any stock or obligations which are issued in exchange for Senior Debt to the extent then outstanding; and

         (ii) the Payee will (after all principal and interest owing on such Senior Debt has been paid in full) be subrogated to the rights of the holders of such Senior Debt to receive distributions applicable to the Senior Debt to the extent that distributions otherwise payable to the Payee have been applied to the payment of Senior Debt.


            (f) No holder of Senior Debt shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of the Company.

            (g)   The  provisions  of  paragraph  3 are  for  the  purpose  of defining the relative rights of holders of Senior Debt, on the one hand, and the Payee, on the other hand. No provision of such paragraph will be construed to prevent the Payee from exercising all remedies otherwise available under this Note or under applicable law upon the occurrence of any Event of Default, subject to the rights of the Payee or holders of the Senior Debt as set forth above to receive cash, assets, stock or obligations otherwise payable or deliverable to the Payee. No provision of such paragraph will be deemed to subordinate to any extent, any claim or right of the Payee to any claim against the Company by any creditor or any other Person except to the extent expressly provided in such paragraph.

      4.    Covenants.

            The Company hereby agrees that, from and after the date hereof until such time as the Note has been paid in full:

            (a)   Information.  The Company will deliver to the Payee:
          (i) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-KSB, 10-QSB and 8-K (or their equivalents) which the Company or any subsidiary of the Company has filed with the Securities Exchange Commission (the "Commission");

         (ii) within ten (10) days after any officer of the Company obtains knowledge of an Event of Default, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

        (iii) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed and any other document generally distributed to shareholders; and

         (iv) promptly following the commencement thereof, notice and a description in reasonable detail of any litigation or proceeding to which the Company or any subsidiary of the Company is a party in which the amount involved is $100,000 or more.


            (b) Payment of Obligations. The Company and its subsidiaries will maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

            (c) Maintenance of Property; Insurance. The Company and each subsidiary of the Company will use commercially reasonable efforts keep all property useful and necessary in its business in working order and condition, ordinary wear and tear excepted. In addition, the Company and each such subsidiary will maintain insurance in at least such amounts and against such risks as it has insured against as of the date hereof.

            (d) Maintenance of Existence. Subject to applicable laws regarding business judgment and the Company's business plan from time to time in effect, the Company will continue, and shall cause each subsidiary to continue, to engage in business of the same general type as now conducted by the Company and such subsidiaries, and will preserve, renew and keep in full force and effect its respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business.

            (e) Compliance with Laws. The Company and each subsidiary of the Company will comply, in all material respects, with all federal, state, municipal, local or foreign applicable laws, ordinances, rules, regulations, municipal by-laws, codes and requirements of governmental authorities (including, without limitation, environmental and employee pension and benefit laws and the rules and regulations thereunder) except where non-compliance therewith could not reasonably be expected, in the aggregate, to have a material adverse effect on the business, condition (financial or otherwise), operations or properties of the Company or such subsidiary.

            (f) Inspection of Property, Books and Records. The Company and each subsidiary of the Company will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to their respective businesses and activities; and will permit, during normal business hours Payee or its representative, to visit and inspect any of their respective properties, upon reasonable prior notice once per annum, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective executive officers and independent public accountants.

            (g) Supplemental Information. If at any time the Company is not subject to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Company will promptly furnish at its expense, upon request, for the benefit of the Payee, information satisfying the information requirements of Rule 144 of the Securities Act of 1933, as amended.

            (h)   Compliance   with  Terms  and   Conditions   of   Material
Contracts. The Company and each subsidiary of the Company will comply, in all material respects, with all terms and conditions of all material contracts to which it is subject, except where such non-compliance could not reasonably be expected, in the aggregate, to have a material adverse effect on the business, condition (financial or otherwise), operations or properties of the Company or such subsidiary.

      5.    Events of Default.

            (a) Definition. For the purposes of this Note, an "Event of Default" will be deemed to have occurred if:

          (i) the Company fails to pay when due the interest then due and payable on this Note, whether or not such payment is prohibited by paragraph 3 hereof, and such failure has continued for a period of five
      (5) days after the Company's receipt of written notice thereof, or the Company fails to pay when due the full amount of any principal payment of this Note, whether or not such payment is prohibited by paragraph 3 hereof;

         (ii) the Company fails to perform or observe any other provision contained in this Note or any material failure to perform any material covenant or obligation set forth in the Restructuring Agreement (as defined below), including without limitation the provisions of Section 2 thereof, and such failure continues for a period of 30 days after the Company's receipt of written notice thereof; provided, however, that if such failure cannot be cured within 30 days, it shall be extended for a reasonable period of time thereof for so long as the Company promptly takes steps to cure such default.

        (iii) any representation, warranty or information contained in any writing furnished herein by the Company to the Payee is false or misleading in any material respect on the date made or furnished;

         (iv) the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or of any substantial part of the assets of the Company, or commences any proceeding or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (A) the Company by any act indicates its approval thereof, consents thereto or acquiesces therein or (B) such petition, application or proceeding is not dismissed within 90 days; or

          (v) The Company fails to pay any dividends when due on the shares of Series B 8% Cumulative Convertible Redeemable Preferred Stock owned by the Payee and such failure shall have continued for a period of five
      (5) days after the Company's receipt of written notice thereof.


            (b)   Consequences of Events of Default.
          (i) After the occurrence and during the continuation of any Event of Default the Payee may demand (by written notice delivered to the Company) immediate payment of all or any portion of the outstanding principal amount of the Note owed by such Payee, together with accrued and unpaid interest.

         (ii) The Payee will also have any other rights which such Payee may have pursuant to applicable law.


      6. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Note may only be amended by written agreement between the Company and the Payee. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Payee at the time and each future Payee.

      7. Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note will be surrendered to the Company for cancellation and will not be reissued.

      8. Place of Payment. Payments of principal and interest are to be delivered to the Payee at 38 Hertford Street, London, England W1Y 7TG, Attn:
James A. Loughram, Esq. or to such other address or to the attention of such other Person as specified by prior written notice to the Company. At the request of the Payee, all payments of principal and interest on this Note will be made by wire transfer of immediately available funds to an account which the Payee may designate from time to time.

      9. Waiver of Presentment, Demand and Dishonor. Except as expressly set forth herein, the Company hereby waives presentment for payment, protest, demand, notice of protest, notice of nonpayment, notice of intention to accelerate, notice of acceleration, and diligence with respect to this Note, and waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement, exemption or homestead.

      No failure on the part of the Payee hereof to exercise any right or remedy hereunder with respect to the Company, whether before or after the happening of an Event of Default, shall constitute waiver of any future Event of Default or of any other Event of Default. No failure to accelerate the debt of the Company evidenced hereby by reason of an Event of Default or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter; or shall be deemed to be a notation of this Note or a reinstatement of such debt evidenced hereby or a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right the Payee may have, whether by the laws of the state governing this Note, by agreement or otherwise; and the Company hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the foregoing.

      10. Usury. Notwithstanding any provision to the contrary contained in this Note, or any and all other instruments or documents executed in connection herewith, the Payee and the Company intend that the obligations evidenced by this Note conform strictly to the applicable usury laws from time to time in force. All agreements between the Company and Payee, whether now existing or hereafter arising and whether oral or written, hereby are expressly limited so that in no case, contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to Payee, or collected by Payee, by or on behalf of the Company for the use, forbearance or detention of the money to be loaned to the Company hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein of the Company to Payee, or in any other document evidencing, securing or pertaining to such indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury law. If, under any circumstances whatsoever, fulfillment of any provisions thereof or any other document, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances Payee ever shall receive from or on behalf of the Company an amount deemed interest, by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the Company's unpaid principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment as a result of an error on the part of the Payee and the Company and the party receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the party making such payment, refund to the Company or to any other person making such payment on the Company's behalf, and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum non-usurious rate and amount of interest allowed by applicable law. All sums paid or agreed to be paid to the Payee or any other holders hereof for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the full extent permitted by applicable law, be amortized, prorated, allocated and spread through the full term of this Note.

      11.   Assignment.       This  Note  is  the  Note  referred  to in  that
certain Restructuring Agreement dated September 24, 1997 by and between the Company, Payee, Claire E. Tarricone, Anthony J. Tarricone and Joseph A. Tarricone (the "Restructuring Agreement"). Infinity shall not sell, assign or transfer the Note (or any interest therein) except as may be expressly permitted by the Restructuring Agreement. Any such attempted transfer in violation of this Agreement or the Restructuring Agreement shall be void and of no effect.

      12. Governing Law. The validity, construction and interpretation of this Note will be governed, construed, and enforced in accordance with the laws, of the State of New York (without giving effect to principles of conflicts of law).

      IN WITNESS WHEREOF, the Company has executed and delivered this Note on the date first above written.



                                        HALSTEAD ENERGY CORP.




                                        By:   /s/ Claire E. Tarricone
                                           Claire E. Tarricone
                                           President